Exhibit 99.3

   FINAL TRANSCRIPT

   Thompson StreetEvents (SM)

   Conference Call Transcript

   ACCL — Q2 2005 Accelrys, Inc. Earnings Conference Call

   Event Date/Time: Oct. 28. 2004 / 5:00PM ET
   Event Duration: N/A

© 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

CORPORATE PARTICIPANTS

Mark Emkjer
Accelrys, Inc. — President, CEO, Director

John Hanlon
Accelrys, Inc. — CFO

CONFERENCE CALL PARTICIPANTS

John Woolford
Legg Mason — Analyst

Chris Montano
Wells Fargo Securities — Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Welcome to the Q2 fiscal 2005 Accelrys, Incorporated earnings conference call. My name is it Amanda and I’m your coordinator for today. We’ll be facilitating a Q&As session toward the end of this conference. If at any time you require assistance, key star followed by zero and a coordinator will be happy to assist you.

At this time, I would like to hand the conference over to your host for today, Mr. Mark Emkjer, President and Chief Executive Officer. Please proceed sir.

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

Thank you and good afternoon everyone. Joining me today is John Hanlon, our CFO. We released second quarter 2005, and year-to-date results earlier today. Please be advised that the following discussion, including our responses to questions at the end of our formal remarks, contain certain statements that constitute forward-looking statements for purposes of the Private Securities Litigation Act of 1995 Examples of such statements include statements relating to expected changes to our results in future periods, due to our change to subscription accounting for annual and multi-year licenses, the anticipated impact on our results and benefits to our customers resulting from our acquisition of SciTegic, future innovations provided by our in house R&D group, our continuing efforts with strategic partners and our pipelines for members of our Nanotechnology Consortium.

As always, I caution you that these statements are only predictions and are based on current expectations and involve risks and uncertainties. Our actual results can differ materially from those anticipated in our forward-looking statements, as a result of these risks and uncertainties We refer you to our public filings with the SEC for further details regarding these risks and uncertainties. We disclaim any intent or obligation to release publicly any updates or visions of these forward-looking statements.

We reported lower revenue today when comparing the September 2004 quarter to the September 2003 quarter, principally due to our revenue accounting change. It’s important to note that orders booked by our worldwide sales force were virtually flat year on year. Our expenses were lower in the current quarter, when compared to last year, demonstrating that we continue to focus on cost containment as we strive to deliver positive operating results at Accelyrs.

Let me turn the call over to John for a recap of our Q2 and year-to-date numbers. John.

John Hanlon — Accelrys, Inc. — CFO

Thank you, Mark. For our second fiscal quarter ended September 30 2004, revenues were $14.3 million. This compares to the $17.7 million of revenues reported in the second quarter of fiscal 2004. Lower revenues were attributed to the change to subscription accounting for annual and multi-year licenses, which we introduced at the beginning of calendar 2004. The offset to this change in accounting can be seen on our balance sheet, where deferred revenue was $29.5 million at September 30th 2004, compared to $19 million at September 30 2003. Deferred revenue will be recognized as revenue in future quarters.

Orders booked in the current quarter were $13.3 million, compared to bookings of $13.7 million recorded in the quarter ended September 30, 2004. Cost of revenue was $3.1 million in the quarter ended September 30, 2004, compared to $5.1 million reported for the quarter ended September 30, 2003. In 2003 cost of revenue included 650,000 of amortization of acquired intangibles. As a result of the acquisition of SciTegic, which we closed in late September, we will be recording similar charges in future quarters. Operating expenses including research and development, sales, marketing, general and administrative expenses, were $15.5 million in the September 2004 quarter, and $15.6 million in the same quarter of 2003.

Lower G&A expenses were offset by slightly higher expenses in other departments. A charge of $700,000 was recorded in the current quarter to record the write off of the value of software acquired from SciTegic, which has not reached technological feasibility. Interest and other income was $489,000 for September 2004 quarter, compared to $1.2 million reported for the 2003 September quarter. Our cash in 2004 is lower as a result of the spin-off of the labs division, and our investment in SciTegic. Tax expense for the September 2004 quarter was $479,000, compared to $215,000 in 2003. Higher tax expense resulted from higher taxable income in our foreign operations.

Our net loss in the current quarter was $5.1 million or 21 cents per share. In 2003 our net loss in the September quarter was $2.1 million or 9 cents per share. The principal driver of the larger lost was the change in revenue recognition. For the six months ended September 30, 2004 revenue of $28.5 million compared to 36.8 million recorded in the six months ended September 30, 2003. Orders were down slightly at $29.1 million in 2004 from $29.9 million booked in the six months ended September 2003. The principal cause then of lower revenue was the change in revenue recognition. As noted earlier, this difference can be seen in the increase in deferred revenue on our balance sheet. Cost of revenue was $6.9 million in the six months ended September, 2004 versus $10.2 million in the same period ended September 2003.

In 2003 we reported $1.6 million of amortization of purchased technology. Royalty expenses were lower in 2004 and the cost our client services group were also lower in the current period. Operation expenses were $31.4 million in the six months ended September 2004, compared to $33.6 million recorded in 2003. In the six months end September 2004 we also reported the $700,000 in process R&D write off I discussed previously.

Year-to-date interest and other income was lower in 2004 at $1.1 million compared to $2.1 million for the same period in 2003, as a result of the spin-off of the labs division and the acquisition of SciTegic. Tax expense was flat year on year. In both six-month periods we have reported the net of revenue and expense for the labs division as discontinued operations. In 2004, the amount was a charge of $370,000 and in 2003, the charge was $1.1 million. The spin-off was consummated on April 30, 2004.

Our net loss for the six months ended September 30, 2004 was $11.3 million or 46 cents per fully diluted share, compared to a reported net loss of $5.9 million or 25 cents per fully diluted share in 2003. On September 27 2004 we closed the SciTegic acquisition for stock and about $9 million in cash. Our balance sheet still remains strong, with cash and equivalents at September 30 2004 being about $67 million.

As we have stated previously, our December quarter is always our largest in terms of orders. As such, our cash flows in the March quarter are always proportionally higher than any other quarter. With regard to guidance, we expect orders to increase modestly in fiscal 2005 when compared to the 12 months end March 31, 2004. Revenues for fiscal 2005 will be substantially lower, as Accelrys’ customers adopt our new license offerings that requires subscription accounting.

Revenues from SciTegic will provide some support to our year. However, the majority of SciTegic licenses, likewise require a subscription accounting. Deferred revenue, which will be recorded as revenue in future periods, will increase in relation to the decrease in reported revenues.

Mark.

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

Thank you, John. A number of activities in the quarter were encouraging. We continue to bring new innovative science to the market through our in-house R&D group. This quarter we delivered 10 releases. Highlights include version 6.0 of our Accord Cheminformatics components applications. Adding support for Markush queries and improved chemistry searching performance, new tools to support the building of chemically aware thin clients, and version 3.1 of Material Studio modeling suite of products.

The sales force closed a number of wins in a very competitive environment this quarter. These contracts included Hoffmann La Roche Worldwide, Chevron Research and Technology Company, and Abbot Laboratories. As mentioned in our previous earnings call the Nanotechnology Consortium was launched on July 1st. In mid-September we embarked on a 3 city road show where we met with over 50 nanotechnology companies. Interest in the consortium was high, and I’m delighted to say that we now have a total of five charter members on board — Two academic institutions and three commercial entities.

Additionally, we have a healthy pipeline and hope to have ten members by end of calendar 2004. Many of these clients joined us for our inaugural consortium meeting in New York at the beginning of October, where Accelrys’ scientists, consortium advisors and members discussed applications of computer-aided nano-design.

Our new business development team has once again been busy this quarter. Seven agreements have been signed in the last three months alone. A highlight was the deal closed with Sigma Aldrich. This agreement allows to us integrate the Sigma Aldrich chemical compound catalog into our Chemicals Available for Purchase or CAP database. The CAP database consolidates the content of chemicals suppliers catalogs into a single source, and so collaborating with the world’s leading provider of chemical compounds was an essential part in bringing this new product to market.

In addition to in-licensing deals we have been working on identifying new channels through which to deliver our software. One such example of this is our agreement with Gensys, an electronic laboratory notebook company. Under the terms of this agreement, Gensys will embed our Accord chemistry control into its ELN software, thus providing chemical perception capabilities to Gensys customers.

We also continue to work closely with our strategic partners. And I would like to emphasize the continuing work we are doing with IBM in September, we announced the porting another two of our leading live sciences modeling and simulation tools. That being Cerius2 and Quanta to Linux. Partnering with IBM is allowing us to accelerate our Linux porting effort and we plan to release these products early in calendar 2005.

As indicated in previous earnings announcements, we have been looking closely at strategic M&A activity, and I am delighted to inform that we closed our first acquisition on September 27, 2004. Bringing together the breadth of the Accelrys’ product line and the strength of SciTegic’s Pipeline Pilot furthers our objective of becoming the de-facto scientific software collaborator. The addition of workflow software to overall portfolio will allow users to mix and match multiple applications — whether they be proprietary, public domain or competitive third-party applications into a single-research pipeline. This will ultimately help us move from a point solution software model toward more of a services and solutions business offering in a co-opitition environment.

In closing, I remain absolutely committed to improving our financial performance. We will continue to restrain our spending, implement quality systems and drive revenue growth organically and through new business development and acquisition.

I will now allow the call to be open for questions.

QUESTION AND ANSWER

Operator

(Operator instructions) And your first question comes from John Woolford of Legg Mason.

John Woolford — Legg Mason — Analyst

Hi. Good afternoon.

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

Hey John.

John Woolford — Legg Mason — Analyst

Good, I guess since this might be our last conference call with John Hanlon, I’d like to say that it’s been really nice working with you, and good luck in the future as well.

John Hanlon — Accelrys, Inc. — CFO

John, thanks very much. It’s been a pleasure working with you and Stefan as well.

John Woolford — Legg Mason — Analyst

I guess I better jump into some quick questions here. In terms of the current quarter that we’re in here now. I’m sure there’s a lot of clients here looking at the new subscription license. And, I know it’s early, but I’m wondering if you’re getting anything, any information anecdotally from the sales reps at this point, in terms of how the adoption is looking at this point?

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

John, it’s Mark, I’ll answer that. The answer is the customers are embracing it. The adoption rate in the annual license area is extraordinarily high, greater than 90%, and they like it because it offers them flexibility in terms of being able to substitute alternate products during the life of the contract. So, I would say the reception has been extremely favorable.

John Woolford — Legg Mason — Analyst

Great. Are you actively selling the SciTegic software at this point?

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

Well, SciTegic is a separate subsidiary, it reports to me, and SciTegic has a sales force and that sales force is active. We are working closely with the Accelrys sales force, but quite honestly, we are also working with competitive sales forces. What is important about SciTegic is to recognize that it’s a platform play and that it’s very important that clients be able to choose the application, be they proprietary or internal, or competitors, along with Accelrys’, and so we are very actively working with our competitors today to sign agreements for them to utilize the platform as well. So, in terms of SciTegic, it will be sold by, not only the SciTegic sales force, you will have Accelrys referring it, but you’ll also, we hope, have competitors that will be supporting the platform as well.

John Woolford — Legg Mason — Analyst

Got it. And I don’t think publicly you have given a lot of parameters for that business since it was a private company, and is there anything you could say on the call in terms of revenue, historically, for that business?

John Hanlon — Accelrys, Inc. — CFO

No, John. We haven’t and we won’t. It’s not going to be a separate segment. So, we’re going to decline to split it out.

John Woolford — Legg Mason — Analyst

Okay. Fair enough. And if I could just ask one last question, you mentioned that you had some big wins in the quarter, can you talk a little bit about pricing? Is it stable, is it going down? What are you seeing there?

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

Pricing we are still seeing continued discounting at levels that we experienced last year and possibly even slightly higher. And I would say particularly in the life sciences area, and again, I think we have competitive situations where, you know, people are pricing it to win. But, you know, it’s not significantly higher than last year, but it’s still, in my opinion, an issue.

John Wooford — Legg Mason — Analyst

Great. Thanks.

Operator

And your next question comes from Chris Montano of Wells Fargo Securities.

Chris Montano — Wells Fargo Securities — Analyst

Thank you. I had a question regarding the competitive landscape, could you talk a little bit what you were seeing in your major projects, such as the wins that you saw this quarter, please?

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

Sure. I’m going to break it out by market segment, and in the life sciences area I would say stabilization. We are seeing, you know, the proposals and contracts coming through at levels very similar to last year. In the biotech segment, we are not having the number of customers going out of business at the rate that the Company has experienced over the past couple of years, and in the material sciences and in the informatics segments, quite a bit of enthusiasm in terms of pipeline we are building, we are seeing a lot of interest based upon the nano industry. There are nanotech centers being started in commercial, government and academic settings throughout the world. So we are seeing pipeline build in that area, and we’re seeing a lot of pipeline build in the informatics area as well.

Chris Montano — Wells Fargo Securities — Analyst

Thank you very much.

Operator

As a reminder , ladies and gentlemen, that is star 1 for questions. And there are no further questions.

Mark Emkjer — Accelrys, Inc. — President, CEO, Director

Again, thank you for participating in our call. We look forward to updating you on our progress in January. As always, we thank you for your continued support of Accelrys.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This does conclude your program and have a wonderful day.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2004, Thomson StreetEvents All Rights Reserved.